Exhibit No. 28 (j) (2)

CONSENT OF COUNSEL

We hereby consent to the use and incorporation by reference in said Post-Effective Amendment No. 52 of our firm’s opinion and consent of counsel which was filed as Exhibit No. 28 (i) (2) to Post-Effective No. 42 to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended.

MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP

/s/ MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP

Philadelphia, Pennsylvania

April 27, 2016